UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2008
DEVON ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-32318 (Commission File Number)	73-1567067 (IRS Employer Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK (Address of Principal Executive Offices)	73102 (Zip Code)
Registrant’s telephone number, including area code: (405) 235-3611
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On June 3, 2008, Devon Energy Corporation announced it had completed the sale of its oil and gas assets in the African nation of Equatorial Guinea to GEPetrol, the national oil company of Equatorial Guinea. The sale price was $2.2 billion before taxes, $1.7 billion after taxes, based on an effective date of January 1, 2008.
     Devon Energy Corporation filed a Form 8-K on June 4, 2008, related to this sale. This amendment to that Form 8-K includes unaudited pro forma condensed financial information related to this sale.
Item 9.01 Financial Statements and Exhibits
          (b) Pro Forma Financial Information
     The Devon Energy Corporation unaudited pro forma condensed financial information begins on page F-1 of this report.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION
By:	/s/ Danny J. Heatly
Danny J. Heatly
Vice President — Accounting

Date: June 18, 2008

2

DEVON ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 AND THREE MONTHS ENDED MARCH 31, 2008
Introduction
     On June 3, 2008, Devon Energy Corporation (“Devon”) announced it had completed the sale of its oil and gas assets in the African nation of Equatorial Guinea to GEPetrol, the national oil company of Equatorial Guinea. The sale price was $2.2 billion before taxes, $1.7 billion after taxes, based on an effective date of January 1, 2008. Pursuant to the terms of the purchase and sale agreement, the proceeds were subject to additional purchase price adjustments which consisted primarily of net cash flow subsequent to the effective date of the sale. As a result of such purchase price adjustments, Devon received approximately $1.6 billion in net, after-tax proceeds at closing.
     Pursuant to accounting rules for discontinued operations, Devon has classified all financial amounts related to its operations in Equatorial Guinea as discontinued operations in its historical financial statements. The accompanying unaudited pro forma condensed consolidated balance sheet includes Devon’s total operations. As a result, assets and liabilities related to Devon’s discontinued operations in Equatorial Guinea are included in the balance sheet. However, the accompanying unaudited pro forma condensed consolidated statements of operations only include Devon’s continuing operations. Therefore, all revenues and expenses associated with Devon’s operations in Equatorial Guinea are excluded from the accompanying statements of operations.
     Devon has previously disclosed that it intends to use the proceeds from the sales of its operations in Equatorial Guinea and other West African countries to repay outstanding commercial paper and revolving credit facility borrowings and resume common stock repurchases. The pro forma adjustments in the accompanying condensed consolidated financial statements assume all proceeds were used to repay outstanding commercial paper and revolving credit facility borrowings.
     The adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based on currently available information and certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments. However, management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of the sale of Devon’s assets in Equatorial Guinea. Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with U.S. generally accepted accounting principles.
     The unaudited pro forma condensed consolidated financial statements do not assert to present Devon’s results of operations had the Equatorial Guinea sale been completed at the dates indicated. In addition, they do not project Devon’s results of operations for any future period.

DEVON ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2008
	Devon Energy			Devon Energy
	Corporation	Pro Forma		Corporation
	Historical	Adjustments		Pro Forma
	(In millions)
ASSETS
Cash and cash equivalents	$1,875	$1,553	(a)	$1,875
		(1,553	)(b)
Other current assets	2,782	(64	)(a)	2,718

Total current assets	4,657	(64)		4,593

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($3,492 excluded from amortization)	49,816	—		49,816
Less accumulated depreciation, depletion and amortization	20,883	—		20,883

	28,933	—		28,933
Goodwill	6,054	—		6,054
Other long-term assets	3,341	(1,407	)(a)	1,934

Total assets	$42,985	$(1,471)		$41,514

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$4,995	$(267	)(a)	$3,282
		(1,446	)(b)
Long-term debt	5,751	(107	)(b)	5,644
Other long-term liabilities	3,502	(457	)(a)	3,045
Deferred income taxes	6,339	—		6,339
Stockholders’ equity:
Preferred stock	1	—		1
Common stock	45	—		45
Additional paid-in capital	6,820	—		6,820
Retained earnings	13,489	806	(a)	14,295
Accumulated other comprehensive income	2,043	—		2,043

Total stockholders’ equity	22,398	806		23,204

Total liabilities and stockholders’ equity	$42,985	$(1,471)		$41,514

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

DEVON ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2007
	Devon Energy			Devon Energy
	Corporation	Pro Forma		Corporation
	Historical	Adjustments		Pro Forma
	(In millions, except per share amounts)
Revenues:
Oil sales	$3,493	$—		$3,493
Gas sales	5,163	—		5,163
NGL sales	970	—		970
Marketing and midstream revenues	1,736	—		1,736

Total revenues	11,362	—		11,362

Expenses and other income, net:
Lease operating expenses	1,828	—		1,828
Marketing and midstream operating costs and expenses	1,227	—		1,227
Depreciation, depletion and amortization of oil and gas properties	2,655	—		2,655
General and administrative expenses	513	—		513
Other expenses, net	915	(83	)(c)	832

Total expenses and other income, net	7,138	(83)		7,055
Earnings from continuing operations before income tax expense	4,224	83		4,307
Income tax expense:
Current	500	30	(d)	530
Deferred	578	—		578

Total income tax expense	1,078	30		1,108

Earnings from continuing operations	$3,146	$53		$3,199

Earnings from continuing operations per share:
Basic	$7.05			$7.17
Diluted	$6.97			$7.09

Weighted average common shares outstanding:
Basic	445			445

Diluted	450			450

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

DEVON ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31, 2008
	Devon Energy			Devon Energy
	Corporation	Pro Forma		Corporation
	Historical	Adjustments		Pro Forma
	(In millions, except per share amounts)
Revenues:
Oil sales	$1,250	$—		$1,250
Gas sales	1,630	—		1,630
NGL sales	328	—		328
Net loss on oil and gas derivative financial instruments	(788)	—		(788)
Marketing and midstream revenues	555	—		555

Total revenues	2,975	—		2,975

Expenses and other income, net:
Lease operating expenses	506	—		506
Marketing and midstream operating costs and expenses	382	—		382
Depreciation, depletion and amortization of oil and gas properties	737	—		737
General and administrative expenses	148	—		148
Other expenses, net	310	(17	)(c)	293

Total expenses and other income, net	2,083	(17)		2,066
Earnings from continuing operations before income tax expense	892	17		909
Income tax expense:
Current	103	6	(d)	109
Deferred	138	—		138

Total income tax expense	241	6		247

Earnings from continuing operations	$651	$11		$662

Earnings from continuing operations per share:
Basic	$1.46			$1.48
Diluted	$1.44			$1.46

Weighted average common shares outstanding:
Basic	445			445

Diluted	449			449

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

DEVON ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation
     The historical condensed balance sheet as of March 31, 2008 and historical condensed statement of operations for the three months ended March 31, 2008 is derived from and should be read in conjunction with Devon’s unaudited financial statements in its March 31, 2008 Form 10-Q, which was filed on May 8, 2008. The historical condensed statement of operations for the year ended December 31, 2007 is derived from and should be read in conjunction with Devon’s audited financial statements in its December 31, 2007 Form 10-K/A, which was filed on June 9, 2008.
     The pro forma adjustments in the accompanying condensed balance sheet have been prepared as if the sale of Devon’s operations in Equatorial Guinea was completed on March 31, 2008. The pro forma adjustments in the accompanying condensed statements of operations have been prepared as if the sale of Devon’s operations in Equatorial Guinea was completed on January 1, 2007.
     These pro forma financial statements do not purport to be indicative of the financial position or results of operations of Devon as of such date or for such periods, nor are they necessarily indicative of future results.
2. Pro Forma Adjustments and Assumptions
     The unaudited pro forma condensed consolidated financial statements give pro forma effect to the following:
     (a) Reflects proceeds received of approximately $1,553 million and the elimination of approximately $747 million of net assets related to Devon’s operations in Equatorial Guinea. The difference between these two amounts of approximately $806 million represents the financial gain on the sale, assuming the sale had closed on March 31, 2008.
     (b) Reflects the repayment of approximately $1,446 million of outstanding commercial paper borrowings and $107 million of Senior Credit Facility borrowings.
     (c) Reflects the elimination of interest expense of approximately $83 million for the year ended December 31, 2007, and approximately $17 million for the three months ended March 31, 2008, related to the repayment of outstanding debt.
     (d) Reflects additional current income tax expense of approximately $30 million for the year ended December 31, 2007, and approximately $6 million for the three months ended March 31, 2008, related to the elimination of interest expense as described in (c) above.